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                                                                    EXHIBIT 23.2


                        Independent Accountants' Consent

The Board of Directors
Special Devices, Incorporated

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts", and "Selected Historical Consolidated Financial Data" in the prospectus.

                                                /s/ KPMG LLP


Los Angeles, California
May 27, 1999